Exhibit 99.1
Press Release
TITANIUM ASSET MANAGEMENT CORP
Managed and Distributed Assets
August 2009 Update
Milwaukee, WI, September 16, 2009 — At the end August 2009 Titanium’s managed and fee paying assets totalled US$9,126mn, an increase of US$371mn (4.2%) on the month and US$3,171mn (53.2%) over the previous twelve months.
US$mn

	Managed	Distributed	Total
2007
October	3,331	—	3,331
November	3,187	—	3,187
December	3,070	—	3,071
2008
January	2,883	—	2,883
February	2,773	—	2,773
March	5,563	888	6,451
April	4,955	905	5,860
May	5,112	969	6,081
June	5,131	972	6,103
July	5,054	945	5,999
August	5,062	933	5,955
September	4,838	866	5,704
October	4,684	817	4,684
November	4,609	794	4,609
December	7,573	806	8,379
2009
January	7,472	808	8,280
February	7,474	827	8,301
March	7,513	827	8,340
April	7,548	832	8,380
May	7,678	854	8,532
June	7,615	860	8,475
July	7,880	875	8,755
August	8,175	951	9,126
Notes:
1.	These figures are preliminary, unaudited and subject to revision.

2.	Distributed assets refer to those assets managed by Attalus Capital LLC under a distribution agreement.
-Ends-

For further information please contact:

Titanium Asset Management Corp. Nigel Wightman, Chairman and CEO	+44 20 7822 1881 or + 44 7789 277849

Seymour Pierce Ltd Jonathan Wright	+44 20 7107 8000

Penrose Financial Gay Collins/Elisha Vincent	+44 20 7786 4882 or +44 7798 626282
titanium@penrose.co.uk

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